SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2020

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 26, 2020, we entered into a Settlement and Mutual Release Agreement (the “Agreement”) with Labrys Fund, LP (“Labrys”), to settle two convertible promissory notes (the “Notes”), dated March 20, 2019 and December 3, 2019, issued to Labrys with principal amounts of $1,120,000 and $235,000, respectively.

Pursuant to the Agreement, all pending conversions under the Notes and all existing share reservations with our transfer agent shall be cancelled. Furthermore, we are to pay Labrys a total of $700,000 under ten installment payments of $70,000 each with the first such payment due on July 2, 2020 and the last payment due April 1, 2021.

The parties to the Agreement agreed to a mutual release of all claims and to dismiss the pending litigation in the U.S. District Court for the District of Massachusetts.

The foregoing description of the Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is included in this Current Report as Exhibit 10.1, and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Settlement and Mutual Release Agreement, dated June 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias

Chief Executive Officer

Date July 1, 2020